Item 77C DWS
Money Market
Prime Series

Registrant
incorporates by
reference to its
Proxy Statement
filed on January
4, 2008 (SEC
Accession No.
0001193125-08-
001722).
The Special
Meeting of
Shareholders of
DWS Money
Market Prime
Series (the
"Fund") was
held on March
31, 2008 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, NY 10154.
The following
matters were
voted upon by
the shareholders
of said Fund (the
resulting votes
are presented
below):
1.	Election of
the Board of
Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
2,166,439,933.6103
134,980,040.5077
Henry P. Becton, Jr.
2,160,974,069.9828
140,445,904.1352
Dawn-Marie Driscoll
2,160,976,792.8760
140,443,181.2420
Keith R. Fox
2,166,925,335.8775
134,494,638.2405
Paul K. Freeman
2,166,311,231.2236
135,108,742.8944
Kenneth C. Froewiss
2,166,327,252.8629
135,092,721.2551
Richard J. Herring
2,166,207,187.8247
135,212,786.2933
William McClayton
2,165,019,338.7838
136,400,635.3342
Rebecca W. Rimel
2,162,212,834.1186
139,207,139.9994
William N. Searcy, Jr.
2,165,758,922.8857
135,661,051.2323
Jean Gleason Stromberg
2,162,684,743.0440
138,735,231.0740
Robert H. Wadsworth
2,163,628,805.1041
137,791,169.0139
Axel Schwarzer
2,164,358,410.9896
137,061,563.1284

2-A.	Approval of
an
Amended
and
Restated
Investment
Managemen
t
Agreement.
Number of Votes:
For
Against
Abstain
1,912,315,394.9854
130,937,346.1026
170,822,946.0300

2-B.	Approval of
a
Subadvisor
Approval
Policy.
Number of Votes:
For
Against
Abstain
1,906,606,723.4729
139,204,011.5362
168,264,952.1087

3-C.	Approval of
a Revised
Fundamenta
l Investment
Policy
regarding
the
Concentrati
on for
Funds That
Will
Concentrate
in Bank
Obligations.
Number of Votes:
For
Against
Abstain
1,878,007,623.9250
153,482,720.5074
182,585,342.6856

3-F.	Approval of
a Revised
Fundamenta
l Investment
Policy
Regarding
Commoditie
s.
Number of Votes:
For
Against
Abstain
1,870,222,684.2990
168,333,644.4335
175,519,358.3854

The meeting was
reconvened on
June 13, 2008, at
which time the
following matter
was voted upon
by the
shareholders (the
resulting votes
are presented
below):
5.	Approval of
Amended
and
Restated
Declaration
s of Trust.
Number of Votes:
For
Against
Abstain
2,222,345,808.4579
153,206,865.3479
219,558,801.1682



E:\Electronic
Working
Files\NSAR\2008\07
-31-08\DWS Money
Funds\03-
Exhibits\item 77C.rtf
E:\Electronic
Working
Files\NSAR\2008\07
-31-08\DWS Money
Funds\03-
Exhibits\item 77C.rtf